Exhibit 99

News Release

For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

October 21, 2004

Fiserv Reports Strong 2004 Third Quarter Results

Brookfield, Wisconsin, October 21, 2004—Fiserv, Inc. (Nasdaq: FISV) announced today continued strong financial results for the third quarter of 2004.

For the three-month period ended September 30, 2004, Fiserv processing and services revenues were $866.3 million, a 23% increase over the $702.0 million for the third quarter of 2003. Net income per share-diluted for the third quarter of 2004 was $0.47 per share, compared to $0.41 per share for the third quarter of 2003.

For the nine-month period ended September 30, 2004, Fiserv processing and services revenues were $2,562.2 million, a 31% increase over the $1,950.1 million for the first nine months of 2003. Net income per share-diluted for the first nine months of 2004 was $1.42 per share, compared to $1.19 per share for the first nine months of 2003.

“Fiserv posted record revenues, earnings and free cash flow for the first nine months of 2004,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “Year-to-date free cash flow in 2004 rose to $395.9 million, an increase of 24% over the prior year period. Our business model that includes high recurring revenue, effective acquisition integration and operating our businesses in our traditional disciplined manner continue to drive strong earnings and cash flows. We also closed two acquisitions in the third quarter and announced another acquisition subsequent to the end of the quarter. We believe we are well positioned for 2005 with a solid sales pipeline to fuel organic growth and a promising outlook for acquisitions. Our target for 2004 full-year diluted earnings per share is $1.90 to $1.92.

“Fiserv reached a milestone during the third quarter as we celebrated our 20th anniversary,” Muma added. “Fiserv was formed in 1984 through the combination of two bank processing organizations. At the time, we had $21 million in revenues, 160 clients, 350 employees and three

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

locations. Through the efforts of our dedicated employees, we have since grown to $3.5 billion in annual revenues, 15,000 clients and 22,000 employees at over 200 locations. While it is nice to reflect on the results of the past, we are even more excited about the prospects for our next 20 years.”

During the third quarter, Fiserv completed two acquisitions: Results International Systems, Inc., a provider of outsourced solutions for the property-and-casualty insurance industry and Pharmacy Fulfillment, Inc., a provider of mail-order prescription services. Fiserv also announced earlier this month that it has purchased CheckAGAIN, LLC. CheckAGAIN converts paper and imaged checks that have been returned for insufficient funds into electronic automated clearinghouse (ACH) transactions for re-presentment to the check writer’s account.

Significant new relationships and client renewals signed during the third quarter include the following: America’s Community Bankers, a trade association for community banks, endorsed Fiserv as the preferred provider of a comprehensive range of check-processing products and services to help ACB member banks prepare for the implementation later this month of Check 21; Fiserv will supply credit processing services to the North American Division of CIT Group, Inc., a commercial and consumer finance company with nearly $50 billion in assets, under a six-year, multimillion-dollar agreement; Fiserv will install its ICBS core banking system at UK consumer finance company Cattles plc, one of the largest providers of financial services products to the non-standard consumer credit market in the UK; Innobeta Systems, Inc., a provider of transaction processing and terminal driving services for credit unions and community banks, will resell Fiserv EFT services to its community bank and credit union clients; and Mercantile National Bank of Indiana, an $800 million-asset bank headquartered in Hammond, Ind., has outsourced its core processing to Fiserv in a multiyear agreement.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry including transaction processing, business process outsourcing and software and systems solutions. The company serves more than 15,000 clients, including banks, broker-dealers, credit unions, financial planners and investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.7 billion in processing and services revenues for 2003. Fiserv can be found on the Internet at www.fiserv.com.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding earnings targets, sales pipelines and acquisition prospects. These statements are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates,” or “expects,” or words of similar import. Similarly, statements that describe future plans, objectives or goals of the Company are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Factors that could affect results include, among others, economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, markets, services and related products, prices and other factors discussed in the Company’s prior filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Processing and services	$866,320	$701,956	$2,562,223	$1,950,106
Customer reimbursements	91,774	84,005	279,371	246,239

Total revenues	958,094	785,961	2,841,594	2,196,345

Cost of revenues:
Salaries, commissions and payroll related costs	339,844	325,222	1,016,851	926,352
Customer reimbursement expenses	91,774	84,005	279,371	246,239
Data processing costs and equipment rentals	52,822	55,537	164,948	159,532
Prescription costs	114,920	21,001	319,305	32,335
Other operating expenses	152,606	120,232	442,941	317,884
Depreciation and amortization	45,411	43,669	140,321	121,051

Total cost of revenues	797,377	649,666	2,363,737	1,803,393

Operating income	160,717	136,295	477,857	392,952
Interest expense - net	(4,395)	(4,472)	(13,613)	(10,923)

Income before income taxes	156,322	131,823	464,244	382,029
Income tax provision	63,965	51,411	184,055	148,991

Net income	$92,357	$80,412	$280,189	$233,038

Net income per share:
Basic	$0.47	$0.42	$1.44	$1.21
Diluted[1,2]	$0.47	$0.41	$1.42	$1.19

Shares used in computing net income per share:
Basic	195,334	193,626	194,980	193,019
Diluted	197,472	196,528	197,305	195,695

1, 2 See notes on page 5.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Processing and services revenues:
Financial outsourcing, systems and services (“Financial”)[1]	$559,180	$510,115	$1,655,303	$1,439,438
Health plan management services (“Health”)	224,066	111,875	648,917	274,172
Investment support and securities processing services (“Investment Services”)	54,524	55,728	170,977	165,913
All other and corporate (“Other”)	28,550	24,238	87,026	70,583

Total	$866,320	$701,956	$2,562,223	$1,950,106

Operating income:
Financial[1]	$148,780	$119,360	$423,062	$344,213
Health	20,353	13,120	58,409	36,119
Investment Services[2]	(7,502)	5,926	(4,022)	19,685
Other	(914)	(2,111)	408	(7,065)

Total	$160,717	$136,295	$477,857	$392,952

[1]	In the third quarter of 2004, revenue associated with customer contractual termination and assignment fees increased by approximately $10.7 million, or $.03 per share-diluted, over the prior year comparable period.
[2]	During 2004, the Company’s broker-dealer subsidiary, Fiserv Securities, Inc. (“FSI”), has been responding to inquiries from the Securities and Exchange Commission (the “SEC”) as part of its industry-wide review of mutual fund trading practices. FSI has engaged in settlement discussions with the SEC as a result of an SEC investigation of FSI with respect to these matters. As a result of these discussions, FSI recorded an additional $10 million charge in the third quarter of 2004, or $.05 per share, to bring its total reserve recorded with respect to these matters to $16 million. A portion of any settlement amount with the SEC may be non-deductible for tax purposes. While no settlement with the SEC has been reached and no assurance can be given that these matters will be settled consistent with the amounts reserved, FSI does not anticipate any further material liability arising out of the SEC investigation.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

Free Cash Flow

	Nine months ended September 30,
(In thousands)	2004	2003
Net cash provided by operating activities	$430,264	$403,555
Changes in securities processing receivables and payables-net	75,244	35,574

Net cash provided by operating activities before changes in securities processing receivables and payables-net	505,508	439,129
Capital expenditures, including capitalization of software costs for external customers	(109,631)	(118,787)

Free cash flow	$395,877	$320,342

Free cash flow is measured as net cash provided by operating activities before changes in securities processing receivables and payables less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. As the changes in securities processing receivables and payables are generally offset by changes in short-term borrowings and investments, which are included in financing and investing activities, management believes it is more meaningful to analyze changes in operating cash flows before the changes in securities processing receivables and payables. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

Internal Revenue Growth Percentages by Segment

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Financial	1%	4%	1%	3%
Health	28%	37%	39%	28%
Investment Services	(2)%	(12)%	3%	(10)%
Other	18%	7%	23%	2%

Total	7%	7%	9%	4%

Internal revenue growth percentages are measured as the increase or decrease in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $394.6 million ($202.4 million in the Financial segment and $192.2 million in the Health segment) for the nine months ended September 30, 2004 and represents pre-acquisition normalized revenue of acquired companies for the comparable prior year period. Internal revenue growth percentage is a non-GAAP financial measure that the Company believes is useful to investors because it provides an alternative to measure revenue growth excluding the impact of acquired revenues.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com